Exhibit 32.2


                                 CANDIE'S, INC.
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002


         In connection with the Report of Candie's Inc. (the "Company") on Form 10-K for the period ending December 31, 2004 (the "Report"), I, Richard Danderline, Executive Vice President - Finance and Operations and principal financial officer of the Company during the reporting period covered by the Report, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Richard Danderline
-------------------------------------
Richard Danderline
Executive Vice President - Finance and Operations
(Principal Financial and Accounting Officer
during the reporting period)

March 31, 2005